UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-136861	20-5336063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2122 York Road, Oak Brook, Illinois 60523

(Address of Principal executive offices, including  Zip Code)

(630) 574-3000

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On June 19, 2007, Great Lakes issued a notice of redemption to the holders of its outstanding warrants to purchase shares of its common stock.  The redemption date for the warrants is July 19, 2007.  Because the redemption price is $0.01 per share, the Company anticipates that all of the warrants will be exercised on or prior to the redemption date.  Assuming full exercise of the warrants outstanding as of June 14, 2007, Great Lakes will receive proceeds of approximately $87.2 million.  The Company anticipates using approximately $43 million of such proceeds to repay outstanding indebtedness under its revolving senior credit facility and the remaining approximately $44.2 million in proceeds will be available for identified efficiency enhancements to existing equipment, potential new equipment acquisitions and general corporate purposes.  The notice of redemption is filed as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

/s/ Deborah A. Wensel
Date: June 19, 2007	Name:	Deborah A. Wensel
	Title:	Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Redemption notice sent to warrant holder.